EXHIBIT 5.1

                                             King  &  Spalding  LLP
                                             1180  Peachtree  Street  N.E.
                                             Atlanta,  Georgia  30309-3521
                                             Phone:  404/  572-4600
                                             Fax:  404/572-5100
                                             www.kslaw.com



May  24,  2007

Concurrent Computer Corporation
4375 River Green Parkway, Suite 100
Duluth, Georgia 30096

     RE:     Registration  Statement  on  Form  S-3
             --------------------------------------

     Ladies and Gentlemen:

          We have acted as counsel to Concurrent Computer Corporation, a Delaware corporation (the "Company"), in connection with the registration for resale of up to 14,000,000 shares of the Company's common stock (the "Common Stock"), which includes 11,200,000 shares of Common Stock (the "Shares") issued in connection with the Securities Purchase Agreements (the "Purchase Agreements"), dated May 15, 2007, by and among the Company and the purchasers named therein, and 2,800,000 shares of Common Stock (the "Warrant Shares") that are issuable upon exercise of warrants to purchase Common Stock (the "Warrants") issued in connection with the Purchase Agreements, as described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

          The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

          Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

          (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

          (ii) The Shares have been duly authorized and are validly issued, fully paid and nonassessable; and

         (iii) The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants and payment therefore in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.


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          This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.


                              Very truly yours,

                              /s/ KING & SPALDING LLP


                              KING & SPALDING LLP